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                                                                     EXHIBIT 3.1


                        CERTIFICATE OF ELIMINATION OF THE
                               DESIGNATION OF THE
                         6-1/4% CUMULATIVE, CONVERTIBLE
                   PREFERRED STOCK, SERIES A, $0.01 PAR VALUE
                                       OF
                    BURLINGTON NORTHERN SANTA FE CORPORATION

                       (Pursuant to Section 151(g) of the
                General Corporation Law of the State of Delaware)

     Burlington Northern Santa Fe Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

     1. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation, by unanimous written consent dated September 11, 1995, authorized the issuance of a series of 6,900,000 shares of preferred stock designated as the 6-1/4% Cumulative, Convertible Preferred Stock, Series A, $0.01 Par Value (the "6-1/4% Preferred Stock"), and established the voting powers, designations, preferences and relative, participating, optional or other rights and the qualifications, limitations or restrictions thereof, and, on September 18, 1995, filed a Certificate of Designation with respect to such 6-1/4% Preferred Stock in the Office of the Secretary of State of the State of Delaware.

     2. That no shares of said 6-1/4% Preferred Stock are outstanding and no shares thereof will be issued.

     3. That, at a meeting of the Board of Directors of the Corporation duly called and held on September 17, 1998, the following resolution was adopted:

               WHEREAS, by unanimous written consent of the Board of Directors of the Company dated September 11, 1995, and by a Certificate of Designation filed in the office of the Secretary of State of the State of Delaware on September 18, 1995, the Company authorized the issuance of a series of 6,900,000 shares of preferred stock designated as the 6-1/4% Cumulative, Convertible Preferred Stock, Series A, $0.01 Par Value (the "6-1/4% Preferred Stock and established the voting powers, designations, preferences and relative, participating optional or other rights, and the qualifications, limitations or restrictions thereof; and

               WHEREAS, all of the issued and outstanding shares of the 6-1/4% Preferred Stock were redeemed effective as of December 26, 1995; and

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          WHEREAS, as of the date hereof, no shares of such 6-1/4% Preferred
     Stock are outstanding and none will be issued; and

          WHEREAS, It is desirable that all reference to such 6-1/4% Preferred Stock be eliminated from the Amended and Resisted Certificate of Incorporation of the Company.

          RESOLVED, that the proper officers of the Company be and they are hereby authorized and directed to prepare, execute and file in the Office of the Secretary of State of the State of Delaware a Certificate of Elimination setting forth a copy of this resolution, whereupon all reference to such 6-1/4% Preferred Stock shall be eliminated from the Amended and Restated Certificate of Incorporation of the Company.

          FURTHER RESOLVED, that the proper officers of the Company be and they are hereby authorized to take all such further action as they may deem necessary or desirable to implement the foregoing resolution.

     4. That, accordingly, all reference to the 6-1/4% Cumulative, Convertible Preferred Stock, Series A, $0.01 Par Value, of the Corporation be and it is hereby eliminated from the Amended and Restated Certificate of Incorporation of the Corporation.

     IN WITNESS WHEREOF, Burlington Northern Santa Fe Corporation has caused this Certificate to be signed by Robert D. Krebs, its Chairman President and Chief Executive Officer, and attested by Marsha K Morgan, its Secretary, this 24th day of September, 1998.

                                            BURLINGTON NORTHERN
                                            SANTA FE CORPORATION

              [SEAL]                        By: /s/ Robert D. Kerbs
                                            -----------------------------
                                            Robert D. Kerbs
                                            Chairman, President and
                                              Chief Executive Officer

ATTEST

/s/ Marsha K. Morgan
---------------------------------
Marsha K. Morgan
Vice President-Investor Relations
  and Corporation Secretary

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          CERTIFICATE OF INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF
         JUNIOR PARTICIPATING PREFERRED STOCK, SERIES B, $0.01 PAR VALUE

                                       of

                    BURLINGTON NORTHERN SANTA FE CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

     Burlington Northern Santa Fe Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), in accordance with the provisions of Section 103 thereof hereby certifies that pursuant to the authority conferred upon The Board of Directors by the Amended and Restated Certificate of Incorporation, as amended, of the Company, the Board or Directors on January 20, 2000 adopted the following resolution increasing the number of authorized shares of the Company's preferred stock designated as "Junior Participating Preferred Stock Series B," par value $0.01 per share:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Amended and Restated Certificate of Incorporation, as amended, the number of authorized shares of the Company's Junior Participating Preferred Stock, Series B, par value S0.01 per share, is hereby increased to 6,000,000 shares.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Jeffrey R. Moreland, its Senior Vice President-Law ant Chief of Staff, this 20th day of January, 2000.

                                        BURLINGTON NORTHERN SANTA FE
                                        CORPORATION

                                        By: /s/ Jeffrey R. Moreland
                                            -----------------------------------
                                            Name: Jeffrey L Moreland
                                            Title Senior Vice President-Law and
                                                  Chief of Staff